UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2008

TANDY BRANDS ACCESSORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18927	75-2349915
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

690 East Lamar Blvd., Suite 200 Arlington, Texas	76011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 265-4113

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2008, Tandy Brands Accessories, Inc. (the “Company”) announced that N. Roderick (Rod) McGeachy, III has been appointed as President and Chief Executive Officer of the Company, effective as of October 1, 2008. Mr. McGeachy succeeds J.S.B. (Britt) Jenkins, who has served as President and Chief Executive Officer of the Company since 1990. To facilitate the transition between Mr. Jenkins and Mr. McGeachy, Mr. Jenkins will continue as an employee of the Company for a reasonable transition period and will continue as Chairman of the Board. A copy of the press release announcing Mr. McGeachy’s appointment is filed as Exhibit 99.1 to this current report and is incorporated herein by reference.

Prior to joining the Company, Mr. McGeachy, age 40, served as Vice President, Strategy & Business Development for VF Jeanswear Americas, a division of VF Corporation, from May 2006 to October 2008 and as Director, Corporate Strategy for VF Corporation from May 2005 to April 2006. He also previously served as Vice President of Marketing for Russell Athletic, a division of Russell Corporation, from September 2002 to April 2005 and held various other management, business development and marketing positions at Russell Corporation prior to that time. In addition, Mr. McGeachy has held management and marketing positions at Accenture Ltd. and Sara Lee Corporation. Mr. McGeachy earned an MBA from Harvard University and a Bachelor of Arts degree from the University of North Carolina-Chapel Hill, where he was a Morehead-Cain scholar.

Mr. McGeachy will be paid an annual base salary of $300,000, which will be increased to a minimum of $330,000 on July 1, 2009. Under the Company’s incentive plan, Mr. McGeachy will be eligible to receive a target performance bonus for fiscal 2009 (on a prorated basis) and 2010 equal to 75% of his base salary, based on criteria that will be determined by the Board upon its adoption of the overall bonus program for the Company’s executives, with a guaranteed minimum bonus of 55% and 35% of base salary for fiscal 2009 and 2010, respectively. Mr. McGeachy will receive relocation assistance and will be entitled to participate in the Company’s standard benefits and insurance programs.

In connection with Mr. McGeachy’s appointment, he will also receive a sign-on bonus of $210,000 and, effective October 1, 2008, a grant of stock options to purchase 30,000 shares of the Company’s common stock, which will vest in one-third increments on each anniversary of the date of grant and expire on October 1, 2018.

The Company has entered into an employment agreement with Mr. McGeachy, effective October 1, 2008 (the “Agreement”). The Agreement sets forth Mr. McGeachy’s compensation and contains standard terms, including confidentiality and non-competition provisions. Under the Agreement, if Mr. McGeachy is terminated without cause (as defined in the Agreement) and other than due to disability or if Mr. McGeachy terminates his employment with the Company for “good reason” (as defined in the Agreement) prior to the second anniversary of his employment with the Company, he will be entitled to a lump sum payment equal to his base salary for the greater of 12 months or the remainder of the initial two-year employment period and, pursuant to his stock option agreement, all unvested outstanding equity awards will immediately vest and all restrictions on such awards will immediately lapse.

Item 8.01 Other Events.

Important Information

The Company filed a Definitive Proxy Statement in connection with its 2008 Annual Meeting of Stockholders with the Securities and Exchange Commission on September 23, 2008. Stockholders are strongly advised to read the Proxy Statement carefully, as it contains important information. The Company and certain other persons are deemed participants in the solicitation of proxies from stockholders in connection with the 2008 Annual Meeting of Stockholders. Information concerning such participants is available in the Company’s Proxy Statement. Stockholders may obtain, free of charge, copies of the Company’s Proxy Statement and any other documents the Company files with or furnishes to the SEC in connection with the 2008 Annual Meeting of Stockholders through the SEC’s website at www.sec.gov, through the Company’s website at www.tandybrands.com or by contacting the Company’s proxy solicitor, The Altman Group, toll free at (866) 721-1478.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	Press Release, dated October 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY BRANDS ACCESSORIES, INC.

Date: October 3, 2008	By:	/s/ M.C. Mackey
M.C. Mackey Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press Release, dated October 1, 2008.

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